UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2007

Progress Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-15929	56-2155481
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

410 S. Wilmington Street, Raleigh, North Carolina		27601-1849
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-546-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2007, members of the Board of Directors of Progress Energy, Inc. (the "Company") elected William D. Johnson to the Company’s Board of Directors and named him as the Company’s President and Chief Executive Officer, effective immediately. In this role, Mr. Johnson will also serve as Chairman of the Board and Chairman of the Board’s Executive Committee. Mr. Johnson’s initial term of office as director will run through the Company’s next annual shareholders’ meeting.

Mr. Johnson, age 53, joined the Company (formerly the Carolina Power & Light Company) in 1992. Mr. Johnson most recently served as the Company’s President and Chief Operating Officer, positions that he held from January 2005 through October 2007. Throughout his career, Mr. Johnson held various positions with the Company, including the following: Group President – Energy Delivery (January 2004 through December 2004); President and Chief Executive Officer, Progress Energy Service Company, LLC (October 2002 through December 2003); and Executive Vice President, General Counsel and Corporate Secretary, Progress Energy Service Company, LLC (December 2000 through September 2002).

There are no arrangements or understandings between Mr. Johnson and any other person(s) pursuant to which he is serving in the above-referenced positions. In his capacity as an officer of the Company, Mr. Johnson continues to have an employment agreement with the Company which has been disclosed in prior filings. Mr. Johnson does not receive any additional compensation or other personal benefit as a result of his serving as a director of the Company. Additionally, at this time, no compensation changes have been made reflecting Mr. Johnson’s new role as the Company’s President and Chief Executive Officer.

Mr. Johnson does not have any family relationships with any director or executive officer of the Company or its subsidiaries.

Other than Mr. Johnson’s previously disclosed employment arrangements with the Company, Mr. Johnson has not had any direct or indirect material interest in any transactions to which the Company or any of its subsidiaries was a party since the beginning of the Company’s last fiscal year. Similarly, other than the continuation of the employment arrangements for Mr. Johnson, there are no currently proposed transactions involving the Company or any of its subsidiaries in which he has a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progress Energy, Inc.

October 12, 2007	By:	Jeffrey M. Stone

Name: Jeffrey M. Stone
Title: Chief Accounting Officer